EXHIBIT 5

                    [Weil, Gotshal & Manges LLP Letterhead]



                               December 27, 1996





Toys "R" Us, Inc.
461 From Road
Paramus, New Jersey  07652

Ladies and Gentlemen:

                  We have acted as counsel to Toys "R" Us, Inc., a Delaware corporation (Toys "R" Us), in connection with the preparation and filing of the registration statement of Toys "R" Us on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of Common Stock, par value $.10 per share ("Toys "R" Us Common Stock"), of Toys "R" Us to be issued in accordance with the terms of the Agreement and Plan of Merger, dated as of October 1, 1996, as amended and restated as of December 26, 1996 (the "Merger Agreement"), among Toys "R" Us, BSST Acquisition Corp., a South Carolina corporation and wholly owned subsidiary of Toys "R" Us ("Merger Sub"), Baby Superstore, Inc., a South Carolina corporation ("Baby Superstore"), and Jack P. Tate pursuant to which Merger Sub will merge with and into Baby Superstore, with Baby Superstore continuing as the surviving corporation and a wholly owned subsidiary of Toys "R" Us (the "Merger").


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Toys "R" Us, Inc.
December 27, 1996
Page 2


                  In so acting, we have reviewed the Registration Statement, including the proxy statement and prospectus contained therein (the "Proxy Statement"), the Restated Certificate of Incorporation of Toys "R" Us (the "Restated Certificate") and the Merger Agreement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of Toys "R" Us, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of Toys "R" Us.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

                  1. Toys "R" Us is a corporation duly incor- porated and validly existing under the laws of the State of Delaware.

                  2. The shares of Toys "R" Us Common Stock to be issued pursuant to the Merger Agreement and registered pursuant to the Registration Statement have been duly authorized and, when issued as contemplated by the Merger Agreement, will be validly issued, fully paid and non-assessable.

                  The opinions expressed herein are limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

                  The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. These opinions may not be used or relied


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Toys "R" Us, Inc.
December 27, 1996
Page 3

upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Opinions" in the Proxy Statement, without admitting that we are "experts" under the Securities Act or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement.


                                               Very truly yours,



                                               /s/ Weil, Gotshal & Manges LLP



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